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                                                                  EXHIBIT 10(ab)

                     SIXTH AMENDMENT TO MANVILLE PERSONAL
                      INJURY SETTLEMENT TRUST AGREEMENT


         SIXTH AMENDMENT, dated as of November 5, 1993 (the "Sixth Amendment") to the Trust Agreement, dated as of November 28, 1988 by and among Johns-Manville Corporation, Manville Corporation (the "Company"), Manville Sales Corporation. Manville Canada Inc., Manville Investment Corporation, Ken-Caryl Ranch Corporation and SAL Contract & Supply, Inc. as Trustors (collectively, the "Trustors") and Donald M. Blinken, Daniel Fogel, Francis H. Hare, Jr., John C. Sawhill (the "Former Trustees" ) and Christian E. Markey, Jr., as trustees for the Manville Personal Injury Settlement Trust (the "Trust"), as amended by the First. Second and Third Amendments to the Trust Agreement dated as of February 14, 1989, November 15, 1990, and December 6, 1991, respectively between the Company, Mr. Markey and the Former Trustees, and as further amended by the Fourth Amendment to the Trust Agreement dated as of August 6, 1992 (the "Fourth Amendment") and the Fifth Amendment to the Trust Agreement dated as of December 9, 1992 (the "Fifth Amendment") between the Company, Mr. Markey, Robert A, Falise, Louis Klein, Jr., and Frank J. Macchiarola, the trustees of the Trust (the "Trustees") (the Trust Agreement and all five prior Amendments being collectively referred to herein as the "Trust Agreement").

         WHEREAS, Section 6.03 (a) of the Trust Agreement provides for the amendment of the Trust Agreement by the Company (as successor to the Trustors for such purpose) and the Trustees after consultation with Selected Counsel for the Beneficiaries (as defined in Exhibit A to the Second Amended and Restated Plan of Reorganization of the Company and the other Debtors (as therein defined)); and

         WHEREAS, the Trust and Selected Counsel for the Beneficiaries have entered into a certain Governance Rights Agreement dated as of July 20, 1993 with certain other parties named therein, which provides that this Sixth Amendment will be entered into and in which Selected Counsel for the Beneficiaries confirm that they have been consulted with respect to the terms hereof and that they consent to such terms;

         NOW, THEREFORE, the parties hereto agree to amend the Trust Agreement as follows:
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         1.  Section 3.01(b)(xix) of the Trust Agreement, which was added to the Trust Agreement by the Fourth Amendment and was modified by the Fifth Amendment, is hereby amended to read in its entirety as follows:

                 "(xix) serve as a director of any corporation (including, without limitation, the Company or any of its Affiliates) in which the Trust directly or indirectly holds an equity or debt investment (a "Portfolio Company"), including, without limitation, service on any committees or subcommittees of the board of directors of any such Portfolio Company; provided that, commencing on October 1, 1993, any Trustee who also serves concurrently as a director of any Portfolio Company at the request of the Trust (a "Trustee-Director") will instruct such Portfolio Company to pay directly to the Trust all meeting fees and annual retainers which such Trustee-Director is entitled to receive in his or her capacity as a director or board committee member of such Portfolio Company, so long as such Trustee remains both a Trustee and a director of such Portfolio Company. For the foregoing purposes, any person who is serving concurrently as a Trustee of the Trust and a director of Manville Corporation. Riverwood International Corporation or any other majority-owned subsidiary of Manville Corporation (each, a "Manville Company") will, so long as the Trust continues to own more than 50% of the outstanding common stock of Manville Corporation, be conclusively presumed to be serving as a director of such Manville Company at the request of the Trust."

         2. Section 5.05 of the Trust Agreement is hereby amended to read in its entirety as follows:

                 "5.05  Compensation and Expenses of Trustees.   (a) Each of
         the Trustees shall receive compensation for his or her services as Trustee in the amount of $30,000 per annum (as increased in the case of Trustee-Directors in the manner provided in the next sentence) plus $1,000 per diem for each meeting of the Trustees or any committee or subcommittee thereof attended by such Trustee or for special duties performed by such Trustee on behalf of the Trust, and $1,000 for each day of transcontinental travel in connection with attendance at any such meeting or performance of any such special duties. Each Trustee-Director shall receive from the





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         Trust the per-diem and travel allowances referred to in the immediately preceding sentence for such Trustee-Director's attendance at each board, committee and subcommittee meeting of each Portfolio Company of which he or she serves as a director at the request of the Trust; and commencing October 1, 1993 the annual retainer amount referred to in the immediately preceding sentence shall be increased in the case of a Trustee-Director by $18,750 for each Portfolio
         Company directorship, and by $l,875 for each Portfolio Company committee chairmanship, held by such Trustee-Director at the request of the Trust. In addition, the Managing Trustee (if one is elected pursuant to the Bylaws) shall receive, for his or her part-time services on behalf of the Trust, the sum of $1,500 for each day on which the services rendered by him or her in such capacity occupy a majority of his or her time. All compensation amounts referred to above shall be increased or decreased annually after November 28, 1988 (except the incremental annual amounts payable to Trustee-Directors in respect of each Portfolio Company directorship and committee chairmanship, which amounts shall be increased or decreased annually after October 1, 1993) at the rate of the Consumer Price Index for urban wage earners and clerical workers (U.S. City Average) unadjusted for seasonal variation, published by the Bureau of Labor Statistics of the United States Department of Labor, or otherwise by the Trustees with the approval of the Court. In addition to and notwithstanding the foregoing, any such compensation amounts may be increased by the Trustees to such greater amounts as the Trustees may reasonably determine from time to time to be appropriate to provide compensation to the Trustees for their services at levels comparable to the compensation paid to directors of major U.S. industrial corporations and, in the case of Trustees who serve as directors or directors and committee chairmen of Portfolio Companies, to provide compensation or such additional services at levels comparable to the compensation paid persons who serve as directors or directors and committee chairmen of more than one major U.S. industrial corporation.

                 (b) All out-of-pocket costs and expenses incurred by the Trustees in connection with the performance of their duties hereunder (including, without limitation.





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         the performance by Trustee-Directors of their duties as directors and committee and subcommittee members of Portfolio Companies) will be promptly reimbursed to the Trustees by the Trust."

         3. Section 5.06 of the Trust Agreement is hereby amended to add the following sentence at the end thereof:

         "Without limiting the generality of the foregoing, any person who is serving or has served at the request of the Trust as a director of any Portfolio Company while also serving as a Trustee of the Trust shall be indemnified by the Trust in the same manner as he or she is indemnified as a Trustee, to the fullest extent that a corporation organized under Delaware law is from time to time entitled to indemnify a person who is or was serving at the request of such corporation as a director of another corporation, against any and all liabilities, expenses, claims, damages or losses incurred by such person as a result of or in connection with such person's service, actions, omissions or capacity as a director of such Portfolio Company (including, without limitation, as a member of a board or subcommittee of such Portfolio Company) while such person was serving both a Trustee and as a director of such Portfolio Company, except for any such liability, expense, claim, damage or loss as to which such person is liable under Section 5.04."

         4. Except as specifically amended pursuant to Paragraphs 1, 2 and 3 above, the Trust Agreement shall remain in full force and effect and is ratified and confirmed in all respects.

         5. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         6. This Sixth Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Trust Agreement.





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         7.   If any term, provision, covenant or restriction of this Sixth
Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Sixth Amendment, and of the Trust Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8. The terms of this Sixth Amendment shall be effective as of the date first above written.

         IN WITNESS WHEREOF, the Company, as successor to the Trustors, has caused this Sixth Amendment to be executed by its duly authorized officer and attested by another duly authorized officer and the Trustees have each executed this Sixth Amendment, all as of the day and year first above written.



                                   MANVILLE CORPORATION

                                   By:  /s/ RICHARD B. VON WALD
                                        Name:   Richard B. Von Wald
                                        Title:  Sr. VP, General Counsel
                                                  and Secretary

Attest:

/s/ DANIEL S. JAPHA

                                   TRUSTEES

                                   /s/ ROBERT A. FALISE, as Trustee
                                   Robert A. Falise


                                   /s/ LOUIS KLEIN, JR., as Trustee
                                   Louis Klien, Jr.

                                   /s/ FRANK J. MACCHIAROLA, as Trustee
                                   Frank J. Macchiarola

                                   /s/ CHRISTIAN E. MARKEY, JR., as Trustee
                                   Christian E. Markey, Jr.






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